                                                                   EXHIBIT 99(b)

P R O X Y

LOGO                  LONG ISLAND LIGHTING COMPANY
                      EXECUTIVE OFFICES: 175 EAST OLD COUNTRY ROAD
                      HICKSVILLE, NEW YORK, 11801



                                ADMISSION CARD
                     LILCO ANNUAL MEETING OF SHAREHOLDERS
                           August 7, 1997-3:00 p.m.

   Name(s):
            ---------------------------------
   Address:
            ---------------------------------

            ---------------------------------

   Shares Owned - Common
   No. of Shares
                 -----------

Dear Shareholder:

        Please bring this card to the Annual Meeting. It will expedite your admittance when presented upon your arrival.


                                           Very truly yours,
                                           Kathleen A. Marion
                                           Vice President & Corporate Secretary

   TILLES CENTER - L.I. UNIVERSITY - C.W. POST CAMPUS - NORTHERN BOULEVARD -
                              GREENVALE, NEW YORK




                            PROXY FOR COMMON SHARES
            PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                         LONG ISLAND LIGHTING COMPANY

    The Shareholder hereby appoints, and if a participant in the Company's Investor Common Stock Plan hereby authorizes and directs The Bank of New York as Agent to appoint, GEORGE BUGLIARELLO, JOHN H. TALMAGE and BASIL A. PATERSON and each or any of them with the power of substitution as Proxies to vote, as designated herein, all shares of Common Stock which the shareholder is entitled to vote at the Annual Meeting of Shareholders of the Company on August 7, 1997 and any adjournments thereof. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING INCLUDING, WITHOUT LIMITATION, ANY MOTION TO ADJOURN THE MEETING TO ANOTHER TIME OR PLACE (INCLUDING FOR THE PURPOSE OF SOLICITING ADDITIONAL PROXIES).

    THE SHARES REPRESENTED BY THIS PROXY, WHEN SIGNED AND RETURNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE LILCO/BU AGREEMENT AND PLAN OF EXCHANGE AND MERGER, FOR THE LILCO/LIPA AGREEMENT AND PLAN OF EXCHANGE AND MERGER AND FOR ITEMS THREE, FOUR, FIVE, SIX AND SEVEN ON THE OTHER SIDE.

                  This proxy is continued on the other side.
              Please sign on the other side and return promptly.

                                                                   EXHIBIT 99(b)

LOGO  LILCO
EXECUTIVE OFFICES
175 EAST OLD COUNTRY ROAD               Dear Shareholder,
HICKSVILLE, NY 11801
                                                You are cordially invited to
                                        attend our annual meeting of
                                        shareholders to be held at 3:00 p.m. on
                                        Thursday, August 7, 1997 in TILLES
                                        CENTER FOR THE PERFORMING ARTS AT THE
                                        LONG ISLAND UNIVERSITY, C.W. POST
                                        CAMPUS, NORTHERN BOULEVARD, GREENVALE,
                                        NEW YORK 11548. At this important
                                        meeting you will be asked to adopt an
                                        Agreement and Plan of Exchange and
                                        Merger between Long Island Lighting
                                        Company and Brooklyn Union Gas Company
                                        and an Agreement and Plan of Exchange
                                        and Merger between the Long Island
                                        Lighting Company and the Long Island
                                        Power Authority, each as described in
                                        the enclosed Proxy Statement. EACH OF
                                        THESE PROPOSALS REQUIRE A TWO-THIRDS
                                        MAJORITY FOR APPROVAL AND ANY SHARES NOT
                                        VOTED WILL BE COUNTED AS VOTES AGAINST
                                        THESE TWO ITEMS. In addition, you will
                                        be asked to vote on the election of
                                        LILCO directors, appointment of
                                        auditors, approval of an Annual Stock
                                        Incentive Compensation Plan, approval of an Employee Stock Purchase Plan, approval of an amendment to the Certificate of Incorporation to increase the total number of authorized shares of LILCO Common Stock and any other matters that may come before the meeting.

                                                Your participation is very
                                        important to us. Please complete and
                                        return the proxy card on the bottom
                                        portion of this form at your earliest
                                        convenience, whether or not you plan to
                                        attend. The back of this form is your
                                        admission card. If you plan to attend
                                        the meeting, please bring this card with you to facilitate your admission.


                                        Sincerely,

                                        /s/ Kathleen A. Marion

                                        Kathleen A. Marion
                                        Vice President &
                                        Corporate Secretary


FOLD AND TEAR HERE                                            FOLD AND TEAR HERE


The shares represented by this proxy when signed and returned will be voted as directed by the Shareholder. If no direction is given, such shares will be voted FOR the LILCO/BU Agreement and Plan of Exchange and Merger, FOR the LILCO/LIPA Agreement and Plan of Exchange and Merger, FOR the LILCO/LIPA Agreement and Plan of Exchange and Merger and FOR items Three, Four, Five, Six and Seven.

--------------------------------------------------------------------------------
      The Board of Directors recommends a vote FOR the item listed below.
--------------------------------------------------------------------------------

Item One -      LILCO/BU Agreement and Plan of Exchange and Merger

                    FOR             AGAINST         ABSTAIN
                    [ ]               [ ]             [ ]
--------------------------------------------------------------------------------
Item Two -      LILCO/LIPA Agreement and Plan of Exchange and Merger

                    FOR             AGAINST         ABSTAIN
                    [ ]               [ ]             [ ]

Item Three -    Election of Directors [ ] FOR ALL nominees named below
                                      [ ] WITHHELD for all nominees

(To: withhold from individual nominees, strike a line through their name(s)). W.J. Calacosinos, J.H. Talmage, B.A. Paterson, G. Bugliarello, G.J. Sideris, A.J. Barnes, R.L. Schmalensee, R.I. Caporali, P.O. Crisp, K.D. Ortega, V.L. Fuller and J.T. Flynn.
--------------------------------------------------------------------------------
Item Four - Independent Auditors

                    FOR             AGAINST         ABSTAIN
                    [ ]               [ ]             [ ]
--------------------------------------------------------------------------------
Item Five - LILCO Annual Stock Incentive Compensation Plan

                    FOR             AGAINST         ABSTAIN
                    [ ]               [ ]             [ ]
--------------------------------------------------------------------------------
Item Six - LILCO Employee Stock Purchase Plan

                    FOR             AGAINST         ABSTAIN
                    [ ]               [ ]             [ ]
--------------------------------------------------------------------------------
Item Seven - An amendment to the LILCO Certificate of Incorporation to increase the total number of authorized shares of LILCO Common Stock.

                    FOR             AGAINST         ABSTAIN
                    [ ]               [ ]             [ ]
--------------------------------------------------------------------------------
[ ] Please eliminate the duplicate mailing of the Annual Report to this account.

PLEASE SIGN AND DATE BELOW

Date                            , 1997
     ---------------------------

Signature:
           ---------------------------

Signature:
           ---------------------------

Please sign exactly as your name appears above and return this card in the enclosed postage paid envelope. If signing as executor, administrator, trustee, guardian, etc., you should so indicate. If the signer is a corporation, please sign in full corporate name, by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

P R O X Y

LOGO                  LONG ISLAND LIGHTING COMPANY
                      EXECUTIVE OFFICES: 175 EAST OLD COUNTRY ROAD
                      HICKSVILLE, NEW YORK, 11801



                                ADMISSION CARD
                     LILCO ANNUAL MEETING OF SHAREHOLDERS
                           August 7, 1997-3:00 p.m.

   Name(s):
            ---------------------------------
   Address:
            ---------------------------------

            ---------------------------------

   Shares Owned - Preferred
   No. of Shares
                 -----------

Dear Shareholder:

        Please bring this card to the Annual Meeting. It will expedite your admittance when presented upon your arrival.


                                           Very truly Yours,
                                           Kathleen A.  Marion
                                           Vice President & Corporate Secretary

   TILLES CENTER - L.I. UNIVERSITY - C.W. POST CAMPUS - NORTHERN BOULEVARD -
                              GREENVALE, NEW YORK



                           PROXY FOR PREFERRED SHARES
             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                       LONG ISLAND LIGHTING COMPANY

    The Shareholder hereby appoints, and if a participant in the Company's Investor Common Stock Plan hereby authorizes and directs The Bank of New York as Agent to appoint, GEORGE BUGLIARELLO, JOHN H. TALMAGE and BASIL A. PATERSON and each or any of them with the power of substitution as Proxies to vote, as designated herein, all shares of Preferred Stock which the shareholder is entitled to vote at the Annual Meeting of Shareholders of the Company on August 7, 1997 and any adjournments thereof. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING INCLUDING, WITHOUT LIMITATION, ANY MOTION TO ADJOURN THE MEETING TO ANOTHER TIME OR PLACE (INCLUDING FOR PURPOSES OF SOLICITING ADDITIONAL PROXIES).

    THE SHARES REPRESENTED BY THIS PROXY, WHEN SIGNED AND RETURNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE LILCO/LIPA AGREEMENT AND PLAN OF EXCHANGE AND MERGER.

                  This proxy is continued on the other side.
              Please sign on the other side and return promptly.

LOGO  LILCO
EXECUTIVE OFFICES
175 EAST OLD COUNTRY ROAD               Dear Shareholder,
HICKSVILLE, NY 11801
                                                You are cordially invited to
                                        attend our annual meeting of
                                        shareholders to be held at 3:00 p.m. on
                                        Thursday, August 7, 1997 in TILLES
                                        CENTER FOR THE PERFORMING ARTS AT THE
                                        LONG ISLAND UNIVERSITY, C.W. POST
                                        CAMPUS, NORTHERN BOULEVARD, GREENVALE,
                                        NEW YORK 11548. At this important
                                        meeting you will be asked to adopt an
                                        Agreement and Plan of Exchange and
                                        Merger between Long Island Lighting
                                        Company and the Long Island Power
                                        Authority as described in the enclosed
                                        Proxy Statement.

                                                THIS PROPOSAL REQUIRES A TWO-
                                        THIRDS MAJORITY OF COMMON AND CERTAIN
                                        PREFERRED SHARES OUTSTANDING FOR
                                        APPROVAL AND ANY SHARES NOT VOTED WILL
                                        BE COUNTED AS VOTES AGAINST THIS
                                        PROPOSED TRANSACTION. Your participation is very important to us. Please complete and return the proxy card on the bottom portion of this form at your earliest convenience, whether or not you plan to attend. The back of this form is your admission card. If you plan to attend the meeting, please bring this card with you to facilitate your admission.


                                        Sincerely,

                                        /s/ Kathleen A. Marion

                                        Kathleen A. Marion
                                        Vice President &
                                        Corporate Secretary


FOLD AND TEAR HERE                                            FOLD AND TEAR HERE


The shares represented by this proxy when signed and returned will be voted as directed by the Shareholder. If no direction is given, such shares will be voted FOR the LILCO/LIPA Agreement and Plan of Exchange and Merger.

--------------------------------------------------------------------------------
      The Board of Directors recommends a vote FOR the item listed below.
--------------------------------------------------------------------------------

Item One -      LILCO/LIPA Agreement and Plan of Exchange and Merger

                    FOR             AGAINST         ABSTAIN
                    [ ]               [ ]             [ ]

[ ] Please eliminate the duplicate mailing of the Annual Report to this account.

PLEASE SIGN AND DATE BELOW

Date                            , 1997
     ---------------------------

Signature:
           ---------------------------

Signature:
           ---------------------------

Please sign exactly as your name appears above and return this card in the enclosed postage paid envelope. If signing as executor, administrator, trustee, guardian, etc., you should so indicate. If the signer is a corporation, please sign in full corporate name, by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.